GEP HAYNESVILLE, LLC AND SUBSIDIARIES
Condensed Consolidated Financial Statements
As of September 30, 2021 and December 31, 2020
and for the Three and Nine Months Ended September 30, 2021 and 2020

GEP HAYNESVILLE, LLC AND SUBSIDIARIES
TABLE OF CONTENTS

Page
Financial Statements as of September 30, 2021 and December 31, 2020 and for the Three and Nine Months Ended September 30, 2021 and 2020 (Unaudited):
Condensed Consolidated Balance Sheets	1
Condensed Consolidated Statements of Operations	2
Condensed Consolidated Statements of Changes in Equity	3
Condensed Consolidated Statements of Cash Flows	4
Notes to Condensed Consolidated Financial Statements	5-19

GEP HAYNESVILLE, LLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
As of September 30, 2021 and December 31, 2020
(Amounts in thousands — Unaudited)

	September 30, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$6,165	$12,411
Accounts receivable – natural gas	111,156	57,808
Accounts receivable – other	39,224	37,861
Accounts receivable – related party	1,199	—
Derivative assets	—	10,006
Other current assets	3,086	3,797
Total current assets	160,830	121,883
Natural gas properties, successful efforts method:
Proved properties	2,328,487	2,146,164
Unproved properties	374,558	365,090
Less accumulated depreciation, depletion, and amortization	(1,180,575)	(965,230)
Natural gas properties, net	1,522,470	1,546,024
Other property and equipment, net	3,581	3,321
Debt issuance costs, net	428	812
Other long-term assets	979	220
Total assets	$1,688,288	$1,672,260
Liabilities and Equity
Current liabilities:
Accounts payable and accrued liabilities	$32,490	$25,212
Accounts payable – related party	3,396	5,595
Revenue payable	64,678	42,080
Accrued exploration and development costs	37,216	32,279
Derivative liabilities	204,911	—
Current portion of long-term debt	141,000	—
Total current liabilities	483,691	105,166
Long-term liabilities:
Long-term debt	—	226,000
Asset retirement obligations	30,246	29,696
Derivative liabilities	28,599	1,309
Other long-term liabilities	591	570
Total liabilities	543,127	362,741
Commitments and contingencies (Note 12)
Mezzanine equity:
Series B Preferred Units	1,110,656	1,057,947
Members’ equity:
Class A Common Units	1,786	158,107
Class B Common Units	32,719	93,465
Total members' equity	34,505	251,572
Total liabilities and equity	$1,688,288	$1,672,260
The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

GEP HAYNESVILLE, LLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Three and Nine Months Ended September 30, 2021 and 2020
(Amounts in thousands — Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Natural gas revenues	$219,863	$82,183	$499,696	$251,847
Operating expenses
Lease operating	16,279	12,575	45,299	37,896
Gathering and transportation	26,555	26,368	72,560	71,367
Production and ad valorem taxes	5,284	2,914	13,485	10,044
Exploration	182	—	190	177
Depreciation, depletion, and amortization	74,279	73,078	215,870	233,194
Accretion of gas gathering liabilities and asset retirement obligations	245	230	721	1,320
Loss (gain) on sale of assets	—	—	1,425	(32)
General and administrative (includes related party management fees of $3,078, $2,937, $9,988, and $10,471, respectively, and overhead recoveries of ($3,998), ($3,659), ($11,727), and ($10,893), respectively)	78	899	2,005	3,703
Total operating expenses	122,902	116,064	351,555	357,669
Operating income (loss)	96,961	(33,881)	148,141	(105,822)
Other expense
Loss on derivatives, net	(194,813)	(33,692)	(266,308)	(4,241)
Interest expense	(221)	(274)	(719)	(867)
Other	(459)	(725)	(1,107)	(912)
Total other expense	(195,493)	(34,691)	(268,134)	(6,020)
Net loss	(98,532)	(68,572)	(119,993)	(111,842)
Preferred distributions	(33,188)	(30,955)	(97,074)	(89,112)
Net loss attributable to members’ equity	$(131,720)	$(99,527)	$(217,067)	$(200,954)
The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

GEP HAYNESVILLE, LLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY
For the Nine Months Ended September 30, 2021 and 2020
(Amounts in thousands — Unaudited)

	Mezzanine Equity Series B Preferred Units	Class A Common Units	Class B Common Units	Total Members’ Equity
Balance at December 31, 2020	$1,057,947	$158,107	$93,465	$251,572
Preferred distributions – accrued	31,567	(22,733)	(8,834)	(31,567)
Preferred distributions – cash	(14,626)	—	—	—
Net income	—	11,839	4,601	16,440
Balance at March 31, 2021	1,074,888	147,213	89,232	236,445
Preferred distributions – accrued	32,319	(23,275)	(9,044)	(32,319)
Preferred distributions – cash	(14,788)	—	—	—
Net loss	—	(27,294)	(10,607)	(37,901)
Balance at June 30, 2021	1,092,419	96,644	69,581	166,225
Preferred distributions – accrued	33,188	(23,900)	(9,288)	(33,188)
Preferred distributions – cash	(14,951)	—	—	—
Net loss	—	(70,958)	(27,574)	(98,532)
Balance at September 30, 2021	$1,110,656	$1,786	$32,719	$34,505

	Mezzanine Equity Series B Preferred Units	Class A Common Units	Class B Common Units	Total Members’ Equity
Balance at December 31, 2019	$952,055	$302,123	$149,427	$451,550
Preferred distributions – accrued	28,593	(20,591)	(8,002)	(28,593)
Net loss	—	(6,862)	(2,666)	(9,528)
Balance at March 31, 2020	980,648	274,670	138,759	413,429
Preferred distributions – accrued	29,564	(21,291)	(8,273)	(29,564)
Net loss	—	(24,299)	(9,443)	(33,742)
Balance at June 30, 2020	1,010,212	229,080	121,043	350,123
Preferred distributions – accrued	30,955	(22,292)	(8,663)	(30,955)
Net loss	—	(49,383)	(19,189)	(68,572)
Balance at September 30, 2020	$1,041,167	$157,405	$93,191	$250,596

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

GEP HAYNESVILLE, LLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Nine Months Ended September 30, 2021 and 2020
(Amounts in thousands — Unaudited)

	Nine Months Ended September 30,
	2021	2020
Cash flows from operating activities:
Net loss	$(119,993)	$(111,842)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation, depletion, and amortization	215,870	233,194
Accretion of gas gathering liabilities and asset retirement obligations	721	1,320
Shortfall payments on gas gathering liability	—	(6,723)
Volumetric adjustment to gas gathering liability	—	(11,108)
Loss on sale of assets	1,425	—
Unrealized loss on derivatives, net	242,206	64,845
Amortization of debt issuance costs	385	756
Other gain	(282)	(236)
Changes in operating assets and liabilities:
Accounts receivable – natural gas	(53,348)	5,409
Accounts receivable – other	(2,122)	24,865
Accounts receivable – related party	(1,199)	—
Other current assets	711	1,176
Accounts payable and accrued liabilities	4,426	(2,163)
Accounts payable – related party	(2,199)	(2,141)
Revenue payable	22,598	(2,976)
Net cash provided by operating activities	309,199	194,376
Cash flows from investing activities:
Divestiture of natural gas properties	1,771	—
Exchange of natural gas properties	(2)	(1,887)
Additions to natural gas properties	(187,525)	(163,742)
Additions to other property and equipment	(324)	(364)
Net cash used in investing activities	(186,080)	(165,993)
Cash flows from financing activities:
Proceeds from revolving credit facility	160,000	10,000
Repayments on revolving credit facility	(245,000)	(38,000)
Debt issuance costs	—	(207)
Distributions – Series B Preferred Units	(44,365)	—
Net cash used in financing activities	(129,365)	(28,207)
Net (decrease) increase in cash	(6,246)	176
Cash and cash equivalents at beginning of period	12,411	24,463
Cash and cash equivalents at end of period	$6,165	$24,639
The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

GEP HAYNESVILLE LLC AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
As of September 30, 2021 and December 31, 2020 and for the Three and Nine Months Ended September 30, 2021 and 2020

(1)    Organization and Nature of Operations
GEP Haynesville, LLC, a Delaware limited liability company, together with its wholly owned subsidiaries (collectively, the “Company”) is engaged in the acquisition, exploration, development and production of natural gas assets in the onshore United States. The Company’s natural gas assets are located in North Louisiana targeting the Haynesville and Middle Bossier shale formations. The Company was formed on August 13, 2015 and is headquartered in The Woodlands, Texas.
The Company’s principal equity owners are GeoSouthern Haynesville, LP (“Haynesville LP”) and entities affiliated with Blackstone Credit (formerly GSO Capital Partners LP), GSO GEPH Holdings LP (“GSO GEPH”) and GSO Energy Partners-B LP (“GSO EPB” and, together with GSO GEPH, “BXC”). On August 24, 2015, Haynesville LP and BXC executed the Company’s organization documents which govern its ownership, management, and operations.
On November 12, 2015, the Company completed the acquisition of certain natural gas properties in North Louisiana from Ovintiv USA Inc. (as successor in interest to Encana Oil & Gas (USA) Inc.) (“Ovintiv”) and Pavillion Land Development, LLC (the “Ovintiv Acquisition”) for cash consideration of $811.8 million. On June 12, 2017, the Company acquired additional natural gas properties in North Louisiana from Sabine Oil & Gas Corporation (the “Sabine Acquisition”) for cash consideration of $45.1 million. The Ovintiv Acquisition and Sabine Acquisition were financed with cash contributions from Haynesville LP and BXC. On January 31, 2018, the Company exchanged certain natural gas properties with Vine Oil and Gas LP (the “Vine Asset Exchange”). On July 1, 2020, the Company completed an asset exchange with Comstock Oil and Gas-Louisiana, LLC (“Comstock” and the “Comstock Asset Exchange”). See Note 5 – Comstock Asset Exchange for additional information.
(2)    Summary of Significant Accounting Policies
(a)    Basis of Presentation
The Company presents its unaudited condensed consolidated financial statements in accordance with U.S. generally accepted accounting principles (“GAAP”) for interim financial information. They do not include disclosures required by GAAP for annual periods. The information herein reflects all normal recurring adjustments that are, in the opinion of management, necessary for a fair statement of financial position and results of operations for the respective interim periods. In the notes to the condensed consolidated financial statements, all dollar amounts in tabulations are in thousands of dollars unless otherwise indicated.
Financial results for the three and nine month periods are not necessarily indicative of the results that may be expected for the year ending December 31, 2021. These unaudited condensed consolidated financial statements should be read in conjunction with the year ended December 31, 2020 audited consolidated financial statements and notes thereto.
(b)    Use of Estimates
The preparation of the condensed consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions which affect the reported amount of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Such estimates and assumptions are subject to a number of risks and uncertainties that may cause actual results to differ materially from those estimates.
(c)     Revenue Recognition
Product Revenue: The Company’s revenues are derived from the sale of natural gas. Sales of natural gas are recognized at the point in time when the Company satisfies a performance obligation by transferring control of a product to a customer at a designated delivery point. Payment is generally received one to three months after

GEP HAYNESVILLE LLC AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
As of September 30, 2021 and December 31, 2020 and for the Three and Nine Months Ended September 30, 2021 and 2020

the sale has occurred. The amount of natural gas sales to which the Company is entitled is based on its revenue interests in the properties. The Company had no material imbalances as of September 30, 2021 and December 31, 2020. The Company reports revenues disaggregated by product on its condensed consolidated statements of operations. The accounts receivable – natural gas balance as of September 30, 2021 and December 31, 2020 was $111.2 million and $57.8 million, respectively.
Pursuant to the Company’s natural gas sales contracts with its purchasers, the Company delivers natural gas to the purchasers at agreed upon delivery points. The Company utilizes third parties to gather, compress, treat, and transport natural gas from the wellhead to the delivery points specified in the sales contracts. These costs are recorded as gathering and transportation expenses. The Company’s sales contracts typically include consideration that is based on prices tied to local indices for volumes delivered at the delivery points. The Company transfers control of the product at the delivery points and recognizes revenue based on the contract price.
Transaction Price Allocated to Remaining Performance Obligations: The Company has utilized the practical expedient allowed in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 606, Revenue from Contracts with Customers, for contracts that are short-term in nature. This exempts the Company from disclosure of the transaction price allocated to remaining performance obligations if the performance obligations are part of a contract that has an original expected duration of one year or less.
For any product sales that have a contract term greater than one year, the Company has also utilized the practical expedient that states it is not required to disclose the transaction price allocated to remaining performance obligations if the variable consideration is allocated entirely to a wholly unsatisfied performance obligation. Under these product sales contracts, each unit of product generally represents a separate performance obligation; therefore, future natural gas volumes are wholly unsatisfied and disclosure of the transaction price allocated to remaining performance obligations is not required. Currently, any product sales that have a contractual term greater than one year have no long-term fixed considerations.
Contract Balances: Under the Company’s sales contracts, once performance obligations have been satisfied, payment is unconditional. The Company does not receive payment prior to performance under its natural gas sales contracts. Accordingly, the Company’s product sales contracts do not give rise to contract assets or liabilities.
(d)    Concentration of Credit Risks
Major Customers: The Company’s revenues are derived principally from uncollateralized sales to purchasers in the oil and natural gas industry. During the three and nine months ended September 30, 2021, there were three customers that exceeded 10% of total natural gas revenues. During the three and nine months ended September 30, 2020, there was one customer that exceeded 10% of total natural gas revenues. The Company does not believe that the loss of any single customer would materially impact its operating results as natural gas is a fungible product with well-established markets and numerous customers. The Company reviews its natural gas purchasers for creditworthiness and general financial condition and has not experienced any significant losses on its receivables.
Joint Interest Receivables: The Company operates a substantial portion of its natural gas properties. As the operator of a property, the Company makes full payments for costs associated with the property and seeks reimbursement from the other working interest owners in the property for their share of those costs. The Company may have the ability to withhold future revenue disbursements to recover non-payment of joint interest billings on the properties it operates.
Derivative Instruments: The Company is exposed to credit risk on its derivative contracts related to potential non-performance by its counterparties. The Company has executed International Swaps and Derivatives

GEP HAYNESVILLE LLC AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
As of September 30, 2021 and December 31, 2020 and for the Three and Nine Months Ended September 30, 2021 and 2020

Association Master Agreements (“ISDA Agreements”) with its counterparties for the purpose of entering into derivative contracts. The terms of the ISDA Agreements provide the Company and its counterparties with netting rights such that payables may be offset against receivables with a counterparty under separate derivative contracts.
It is the Company’s policy to enter into derivative contracts only with counterparties that are creditworthy institutions deemed by management as competent and competitive market makers. As of September 30, 2021, the Company’s derivative counterparties included nine financial institutions, eight of which are secured lenders in the Revolving Credit Facility. As of September 30, 2021 and December 31, 2020, the Company did not have any past-due receivables from or payables to any of its derivative counterparties. See Note 10 – Debt for additional information.
Financial Instruments: The Company’s cash balances, at times, exceed federally insured limits. Deposits in the United States of America are guaranteed by the Federal Deposit Insurance Corporation. The Company monitors the financial condition of the financial institutions in which it maintains deposit balances and has not experienced any losses associated with its accounts.
(e)    Recent Issued and Applicable Accounting Pronouncements
Not Yet Adopted
In February 2016, the FASB issued Accounting Standards Update (“ASU”) 2016-02, Leases (Topic 842) establishing a right-of-use model that requires a lessee to record a right-of-use asset and a lease liability on the balance sheet for most leases. Leases will be classified as either financing or operating, with classification affecting the pattern of expense recognition in the statement of financial position. This guidance is effective for fiscal years beginning after December 15, 2021 and interim periods within fiscal years beginning after December 15, 2022 with earlier application permitted. Management does not expect the adoption of this standard to have a material impact on its condensed consolidated financial statements and related disclosures.
(f)    Subsequent Events
The Company follows the FASB ASC Topic 855, Subsequent Events. The standard defines subsequent events as either recognized or unrecognized subsequent events. The Company has evaluated subsequent events through the issuance date of December 3, 2021. See Note 14 – Subsequent Events for additional information.

GEP HAYNESVILLE LLC AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
As of September 30, 2021 and December 31, 2020 and for the Three and Nine Months Ended September 30, 2021 and 2020

(3)    Supplemental Cash Flow Information
The following table presents supplemental non-cash information for the nine months ended September 30, 2021 and 2020:

	Nine Months Ended September 30,
	2021	2020
Cash flows from investing activities:
Exchange of natural gas properties
Exchange of revenue payable, net	$—	$68
Exchange of asset retirement obligations, net	(43)	(101)
Additions to natural gas properties
Accounts payable and accrued liabilities	6,927	11,802
Accrued exploration and development costs	37,216	21,180
Asset retirement obligations	210	114
Cash flows from financing activities:
Preferred distributions – accrued	52,709	89,112
The Company made cash payments of $6.6 million and $10.0 million for interest, including amounts capitalized, for the nine months ended September 30, 2021 and 2020, respectively. The Company did not make any cash payments for income taxes for the nine months ended September 30, 2021 and 2020.
(4)    Natural Gas Properties
The following table presents natural gas properties as of September 30, 2021 and December 31, 2020:

	September 30, 2021	December 31, 2020
Proved properties	$2,328,487	$2,146,164
Unproved properties	374,558	365,090
Total capitalized costs	2,703,045	2,511,254
Less accumulated depreciation, depletion, and amortization	(1,180,575)	(965,230)
Natural gas properties, net	$1,522,470	$1,546,024
The Company capitalized interest expense totaling $1.8 million and $3.3 million in the three months ended September 30, 2021 and 2020, respectively. The Company capitalized interest expense totaling $6.0 million and $10.0 million for the nine months ended September 30, 2021 and 2020, respectively.
Depreciation, depletion, and amortization expense for the Company’s natural gas properties was $74.1 million and $72.9 million for the three months ended September 30, 2021 and 2020, respectively. Depreciation, depletion, and amortization expense for the Company’s natural gas properties was $215.3 million and $232.7 million for the nine months ended September 30, 2021 and 2020, respectively.
The Company entered into an asset exchange agreement with Indigo Minerals LLC dated March 5, 2021 pursuant to which the fair value of assets acquired and liabilities assumed was $3.9 million. The Company did not recognize a gain or loss on the exchange.
In March 2021, the Company completed the divestiture of certain undeveloped acreage for cash proceeds of $0.4 million, which resulted in a loss on sale of $2.7 million. In June 2021, the Company completed the divestiture of certain undeveloped acreage for cash proceeds of $1.3 million, which resulted in a gain on sale of $1.3 million.

GEP HAYNESVILLE LLC AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
As of September 30, 2021 and December 31, 2020 and for the Three and Nine Months Ended September 30, 2021 and 2020

(5)    Comstock Asset Exchange
In 2020, the Company completed an exchange of natural gas properties located in North Louisiana. The transaction was accounted for using the acquisition method of accounting as required by FASB ASC Topic 805, Business Combinations, which requires, among other things, that assets acquired and liabilities assumed be recorded at fair value on the date of exchange. Significant inputs to the valuation of assets acquired and liabilities assumed requiring assumptions, judgements, and estimates include quantities of natural gas reserves, future commodity prices, and estimated future cash flows.
On July 1, 2020, the Company completed an asset exchange with Comstock covering properties located in Red River and DeSoto parishes in Northwest Louisiana. The Company conveyed primarily unproved properties to Comstock and received primarily proved properties in return. The transaction was structured as a non-monetary exchange of natural gas properties. The Company made a $2.0 million post-closing adjustment payment for the settlement of revenues and expenses attributable to the exchange properties from the effective date through the closing. The Company did not recognize a gain or loss on the exchange.
The fair value of, and the allocation to, the assets acquired and liabilities assumed is shown in the following table:

Assets:
Proved properties	$26,449
Unproved properties	541
Total assets acquired	26,990
Liabilities:
Asset retirement obligation	339
Revenue payable	62
Total liabilities assumed	401
Net assets acquired	$26,589
The results of operations from the Comstock Asset Exchange have been included in the Company’s condensed consolidated statements of operations since the closing date. Transaction costs for legal, engineering, and other due diligence costs are reflected as general and administrative expenses in the Company’s condensed consolidated statements of operations. The Company did not incur transaction costs for the three and nine months ended September 30, 2021. The Company incurred transaction costs of approximately $47.6 thousand and $90.5 thousand for the three and nine months ended September 30, 2020, respectively.
(6)    Asset Retirement Obligations (“ARO”)
The following table presents the activity for the Company’s AROs for the period ended September 30, 2021 and year ended December 31, 2020:

	September 30, 2021	December 31, 2020
Asset retirement obligations, beginning of period	$29,996	$29,093
Exchange of obligations, net	(43)	(101)
Additional obligations incurred	220	441
Obligations settled	(282)	(235)
Revisions	(10)	(210)
Accretion expense	721	1,008
Asset retirement obligations, end of period	30,602	29,996
Current portion (included in accounts payable and accrued liabilities)	(356)	(300)
Asset retirement obligations, long-term	$30,246	$29,696

GEP HAYNESVILLE LLC AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
As of September 30, 2021 and December 31, 2020 and for the Three and Nine Months Ended September 30, 2021 and 2020

(7)    Gas Gathering Liabilities
The Company accrues gas gathering liabilities for any shortfall between actual produced natural gas volumes and committed natural gas volumes. The difference, if any, between the estimated payments recognized at acquisition and actual current contract period payments required is recorded as a volumetric adjustment to gathering and transportation expense. During the year ended December 31, 2020, the Company recorded a volumetric adjustment to its gas gathering liability as a result of excess natural gas deliveries recognized at the end of the volume commitment term. The Company’s minimum volume commitments were eliminated as of December 31, 2020.
The following table presents the activity for the Company’s gas gathering liabilities for the year ended December 31, 2020:

December 31, 2020
Gas gathering liabilities, beginning of period	$18,544
Accretion expense	569
Volumetric adjustment to gas gathering liability	(12,390)
Cash shortfall payments	(6,723)
Gas gathering liabilities, end of period	$—
(8)    Fair Value Measurements
The following tables set forth by level within the fair value hierarchy the Company’s financial assets and liabilities that were accounted for at fair value as of September 30, 2021 and December 31, 2020:

	September 30, 2021
	Level 1	Level 2	Level 3	Total
Assets
Natural gas derivative contracts	$—	$—	$—	$—
Liabilities
Natural gas derivative contracts	$—	$(233,510)	$—	$(233,510)

	December 31, 2020
	Level 1	Level 2	Level 3	Total
Assets
Natural gas derivative contracts	$—	$10,006	$—	$10,006
Liabilities
Natural gas derivative contracts	$—	$(1,309)	$—	$(1,309)

GEP HAYNESVILLE LLC AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
As of September 30, 2021 and December 31, 2020 and for the Three and Nine Months Ended September 30, 2021 and 2020

(9)    Derivative Instruments and Hedging Activity
The following table summarizes the fair value of the Company’s derivative instruments on a gross basis and on a net basis as presented in the condensed consolidated balance sheet as of September 30, 2021:

As of September 30, 2021	Gross amount	Netting adjustment	Net amount presented in balance sheets
Assets
Current derivative assets	$651	$(651)	$—
Long-term derivative assets	388	(388)	—
Total derivative assets	$1,039	$(1,039)	$—

Liabilities
Current derivative liabilities	$(205,562)	$651	$(204,911)
Long-term derivative liabilities	(28,987)	388	(28,599)
Total derivative liabilities	$(234,549)	$1,039	$(233,510)

The following table summarizes the fair value of the Company’s derivative instruments on a gross basis and on a net basis as presented in the condensed consolidated balance sheet as of December 31, 2020:

As of December 31, 2020	Gross amount	Netting adjustment	Net amount presented in balance sheets
Assets
Current derivative assets	$27,503	$(17,497)	$10,006
Long-term derivative assets	—	—	—
Total derivative assets	$27,503	$(17,497)	$10,006

Liabilities
Current derivative liabilities	$(17,497)	$17,497	$—
Long-term derivative liabilities	(1,309)	—	(1,309)
Total derivative liabilities	$(18,806)	$17,497	$(1,309)

GEP HAYNESVILLE LLC AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
As of September 30, 2021 and December 31, 2020 and for the Three and Nine Months Ended September 30, 2021 and 2020

The following table summarizes the location and amounts of the Company’s realized and unrealized gains and losses on derivative contracts in the Company’s condensed consolidated statement of operations for the three months ended September 30, 2021:

Derivatives not designated as hedging contracts under ASC 815	Location of gain or (loss) recognized in income on derivative contracts	Amount of gain or (loss) recognized in income on derivative contracts
Realized loss on commodity contracts	Other income (expense) — Gain (loss) on derivatives, net	$(31,409)

Unrealized loss on commodity contracts	Other income (expense) — Gain (loss) on derivatives, net	(163,404)

Total net loss on derivative contracts	Other income (expense) — Gain (loss) on derivatives, net	$(194,813)

The following table summarizes the location and amounts of the Company’s realized and unrealized gains and losses on derivative contracts in the Company’s condensed consolidated statement of operations for the three months ended September 30, 2020:

Derivatives not designated as hedging contracts under ASC 815	Location of gain or (loss) recognized in income on derivative contracts	Amount of gain or (loss) recognized in income on derivative contracts
Realized gain on commodity contracts	Other income (expense) — Gain (loss) on derivatives, net	$14,948

Unrealized loss on commodity contracts	Other income (expense) — Gain (loss) on derivatives, net	(48,640)

Total net loss on derivative contracts	Other income (expense) — Gain (loss) on derivatives, net	$(33,692)
The following table summarizes the location and amounts of the Company’s realized and unrealized gains and losses on derivative contracts in the Company’s condensed consolidated statement of operations for the nine months ended September 30, 2021:

Derivatives not designated as hedging contracts under ASC 815	Location of gain or (loss) recognized in income on derivative contracts	Amount of gain or (loss) recognized in income on derivative contracts
Realized loss on commodity contracts	Other income (expense) — Gain (loss) on derivatives, net	$(24,102)

Unrealized loss on commodity contracts	Other income (expense) — Gain (loss) on derivatives, net	(242,206)

Total net loss on derivative contracts	Other income (expense) — Gain (loss) on derivatives, net	$(266,308)

GEP HAYNESVILLE LLC AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
As of September 30, 2021 and December 31, 2020 and for the Three and Nine Months Ended September 30, 2021 and 2020

The following table summarizes the location and amounts of the Company’s realized and unrealized gains and losses on derivative contracts in the Company’s condensed consolidated statement of operations for the nine months ended September 30, 2020:

Derivatives not designated as hedging contracts under ASC 815	Location of gain or (loss) recognized in income on derivative contracts	Amount of gain or (loss) recognized in income on derivative contracts
Realized gain on commodity contracts	Other income (expense) — Gain (loss) on derivatives, net	$60,604

Unrealized loss on commodity contracts	Other income (expense) — Gain (loss) on derivatives, net	(64,845)

Total net loss on derivative contracts	Other income (expense) — Gain (loss) on derivatives, net	$(4,241)
At September 30, 2021, the Company had the following open natural gas derivative contracts:

Contract Description	Production Period	Volume (MMBtu/d)	Weighted Average Price ($/MMBtu)

Natural Gas Swaps:
Swaps	October 2021 - December 2021	150,000	$2.88
Swaps	January 2022 - March 2022	245,000	$3.33
Swaps	April 2022 - December 2022	195,000	$2.78

Natural Gas Three-way Collars:
Ceiling sold price (call)	October 2021 - December 2021	170,000	$2.89
Floor purchase price (put)	October 2021 - December 2021	170,000	$2.64
Floor sold price (put)	October 2021 - December 2021	170,000	$2.13
Ceiling sold price (call)	April 2022 - December 2022	50,000	$2.86
Floor purchase price (put)	April 2022 - December 2022	50,000	$2.65
Floor sold price (put)	April 2022 - December 2022	50,000	$2.15

Natural Gas Call/Put Options:
Calls sold	October 2021 - December 2021	20,000	$3.15
Calls sold	2022	20,000	$3.15

GEP HAYNESVILLE LLC AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
As of September 30, 2021 and December 31, 2020 and for the Three and Nine Months Ended September 30, 2021 and 2020

(10)    Debt
On November 19, 2015, the Company entered into a senior secured revolving credit facility (as amended and restated, the “Revolving Credit Facility”) with JPMorgan Chase Bank, N.A., as administrative agent, and the other lenders party thereto to finance the development of natural gas properties and provide working capital to the Company. The Revolving Credit Facility provides for a maximum credit facility of $500.0 million, a $15.0 million sublimit for swingline loans, and a $40.0 million sublimit for letters of credit. The borrowing base in effect at September 30, 2021 and December 31, 2020 was $245.0 million. As of September 30, 2021, the Company had borrowings of $141.0 million and letters of credit of $1.7 million outstanding under the Revolving Credit Facility. As of December 31, 2020 the Company had borrowings of $226.0 million and letters of credit of $1.7 million outstanding under the Revolving Credit Facility. The Company did not incur any debt issuance costs during the nine months ended September 30, 2021. The Company incurred $0.2 million of debt issuance costs in connection with the Spring 2020 borrowing base redetermination during the nine months ended September 30, 2020.
The Revolving Credit Facility matures on August 10, 2022. The $141.0 million of borrowings on the Revolving Credit Facility are included within current liabilities on the condensed consolidated balance sheet as of September 30, 2021. The borrowing base is redetermined semi-annually in the spring and fall, with the lenders and the Company each having the right to two interim unscheduled redeterminations during any twelve-month period. The borrowing base takes into account the value of the Company’s natural gas properties, proved reserves, total indebtedness, and other relevant factors consistent with customary oil and natural gas lending criteria. The borrowing base is subject to a reduction, in most cases, equal to the product of 0.25 multiplied by the stated principal amount (without regard to any initial issue discount) of any future notes or other long-term debt securities that the Company may issue. Funds advanced under the Revolving Credit Facility may be paid down and re-borrowed during the term of the facility. The obligations under the Revolving Credit Facility are secured by perfected real property mortgages on the natural gas reserves of the Company and its restricted subsidiaries.
Interest on borrowings is calculated using the ABR plus applicable margin or the LIBOR rate plus applicable margin. The ABR is defined as the rate per annum equal to the highest of (a) the federal funds rate in effect plus 0.50%, (b) the prime rate in effect, and (c) the LIBOR rate for a one-month interest period plus 1.00%. The applicable margin ranges from 2.00% to 3.00% for ABR loans and from 3.00% to 4.00% for LIBOR loans depending on the borrowing base utilization percentage. At September 30, 2021, the applicable margin was 2.50% for ABR loans and 3.50% for LIBOR loans. The Company’s weighted average interest rate was 3.81% and 5.79% for the three months ended September 30, 2021 and 2020, respectively. The Company’s weighted average interest rate was 3.93% and 5.42% for the nine months ended September 30, 2021 and 2020, respectively.
The Revolving Credit Facility requires the Company to maintain the following two financial covenants:
•A ratio of consolidated total debt to EBITDAX (as defined in the credit agreement) of no greater than 3.00 to 1.00 as of the last day of any fiscal quarter for the four fiscal quarters ending on such date; and
•a current ratio, which is the ratio of consolidated current assets (including availability under the Revolving Credit Facility) to consolidated current liabilities of not less than 1.0 to 1.0 as of the last day of any fiscal quarter.
At September 30, 2021, the Company was in compliance with the financial covenants described above and expects to be in compliance with the financial covenants in the Revolving Credit Facility through the maturity date.
The Revolving Credit Facility also places restrictions on the Company and its restricted subsidiaries with respect to additional indebtedness, liens, dividends and other payments, investments, acquisitions, mergers, asset dispositions, transactions with affiliates, hedging transactions, maximum cash balances, and other matters.

GEP HAYNESVILLE LLC AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
As of September 30, 2021 and December 31, 2020 and for the Three and Nine Months Ended September 30, 2021 and 2020

(11)    Equity
Series B Preferred Units
In 2015, the Company issued 650,000 Preferred Units and 27,778 Class B Common Units to GSO GEPH in exchange for cash contributions of $650.0 million to finance a portion of the Ovintiv Acquisition. In 2016, the Company issued an additional 21,700 Preferred Units and 929 Class B Common Units to GSO EPB for $21.7 million in cash contributions for general corporate purposes. In 2017, the Company issued 28,300 Preferred Units and 1,211 Class B Common Units to BXC for $28.3 million in cash contributions to finance a portion of the Sabine Acquisition. The proceeds from each issuance, net of equity issuance costs, were allocated to Preferred Units and Class B Common Units based on their respective fair values.
At November 9, 2018, the Base Preferred Return Amount in respect of the 700,000 issued and outstanding Preferred Units was calculated at $1,038.2 million. The Company issued 133,333.33 Class B Common Units in exchange for $100.0 million of the Base Preferred Return Amount. The remaining Base Preferred Return Amount of $938.2 million was converted into 938,158.88 Series B Preferred Units at a conversion price of $1,000 per unit.
On July 9, 2019, BXC converted $50.0 million of the Base Preferred Return Amount in respect of the Series B Preferred Units into 66,666.67 Class B Common Units. The number of Series B Preferred Units outstanding was reduced by 47,345.08 in connection with the transaction.
The Company has classified the Series B Preferred Units as mezzanine equity based upon the terms and conditions of the units, which include various contingent redemption features described below. Holders of the Series B Preferred Units are entitled to receive quarterly cash distributions in an amount equal to 6.0% per annum. The Company has the option to accrue distributions on the Series B Preferred Units during the first eight fiscal quarters following November 9, 2018 (“Toggle Period”). Any distributions not paid in cash will accrue at 6.0% per annum, compounded quarterly. The distribution rate will increase if, after the Toggle Period, quarterly distributions required to be paid in cash are not paid timely. The Company accrues distributions to recognize changes in the Base Preferred Return Amount on the Series B Preferred Units each reporting period as this is an unconditional obligation of the Company. The Company recognized $33.2 million of distributions attributable to the Series B Preferred Units for the three months ended September 30, 2021, of which $15.0 million was paid in cash and $18.2 million was accrued. The Company recognized $31.0 million of accrued distributions attributable to the Series B Preferred Units for the three months ended September 30, 2020. The Company recognized $97.1 million of distributions attributable to the Series B Preferred Units for the nine months ended September 30, 2021, of which $44.4 million was paid in cash and $52.7 million was accrued. The Company recognized $89.1 million of accrued distributions attributable to the Series B Preferred Units for the nine months ended September 30, 2020.
The Series B Preferred Units have liquidation preference over the Common Units in the event of dissolution of the Company in an amount equal to the Base Preferred Return Amount. The Base Preferred Return Amount is defined as an amount of cash in respect of each Series B Preferred Unit equal to an amount such that the internal rate of return with respect to each Series B Preferred Unit is equal to 10.0% for the first twelve months following November 9, 2018 and 12.0% thereafter. The Company may, from time to time, redeem all or a portion of the Series B Preferred Units by paying BXC an amount of cash equal to the Base Preferred Return Amount with respect to each Series B Preferred Unit redeemed. At any time after November 9, 2026 or upon a Change of Control, BXC shall have the option to cause the Company to redeem all of the issued and outstanding Series B Preferred Units for an amount of cash equal to the Base Preferred Return Amount.
The Company had 890,813.80 Series B Preferred Units issued and outstanding as of September 30, 2021 and December 31, 2020.

GEP HAYNESVILLE LLC AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
As of September 30, 2021 and December 31, 2020 and for the Three and Nine Months Ended September 30, 2021 and 2020

Common Units
In 2015, the Company issued 250,000.00 Class A Common Units to Haynesville LP at a purchase price of $1,000 per unit for $250.0 million of cash consideration to finance a portion of the Ovintiv Acquisition. In 2016, the Company issued 50,000.00 Class A Common Units to Haynesville LP at a purchase price of $1,000 per unit for $50.0 million of cash consideration for general corporate purposes. In 2017, the Company issued 25,000.00 Class A Common Units to Haynesville LP at a purchase price of $1,000 per unit for $25.0 million of cash consideration to finance a portion of the Sabine Acquisition.
The Company issued Class B Common Units during the years ended December 31, 2015 to 2017 in connection with the issuance of Preferred Units as described above. Based on the Company’s operating agreement, the Class A and Class B Common Units have similar economic attributes. Thus, the Company estimated the fair value of the Class B Common Units issued in 2015 to 2017 in connection with the Preferred Units at $1,000 per unit.
In 2018, the Company entered into the Amended and Restated Securities Purchase Agreement. Pursuant to the terms of the agreement, the Company issued 177,777.78 Class A Common Units to Haynesville LP at a purchase price of $750 per unit for $133.3 million of cash. Additionally, the Company issued 133,333.33 Class B Common Units to BXC at a conversion price of $750 per unit in exchange for $100.0 million of the Base Preferred Return Amount on the Preferred Units. The Company used the proceeds from the common equity issuance to repay $130.0 million of outstanding borrowings on the Revolving Credit Facility and for transaction fees and expenses.
On July 9, 2019, the Company issued 88,888.89 Class A Common Units to Haynesville LP at a purchase price of $750 per unit for $66.7 million of cash. Additionally, the Company issued 66,666.67 Class B Common Units to BXC at a conversion price of $750 per unit in exchange for $50.0 million of the Base Preferred Return Amount in respect of the Series B Preferred Units. The Company utilized the proceeds from the common equity issuance to repay $40.0 million of outstanding borrowings on the Revolving Credit Facility and for general corporate purposes.
Haynesville LP has the right to appoint four directors to the Board of Directors and BXC has the right to appoint two directors to the Board of Directors. BXC has specific approval rights with respect to, among other things, the Company’s incurrence of indebtedness, consummation of a Change of Control, asset acquisitions, asset dispositions, annual budgets, dissolution of the Company, amendments to the Company’s organization documents, affiliate contracts, issuance of equity securities, payment of distributions, and changes to nature of the Company’s business.
The Company had 591,666.67 Class A Common Units and 229,918.00 Class B Common Units issued and outstanding representing 72.02% and 27.98% of the Common Units of the Company as of September 30, 2021 and December 31, 2020, respectively.
(12)    Commitments and Contingencies

	Firm Transportation (a)	Drilling Rigs (b)	Vehicles and Equipment (c)	Total
Remainder of 2021	$2,966	$4,240	$363	$7,569
2022	11,863	10,861	1,923	24,647
2023	11,863	868	1,323	14,054
2024	11,863	—	396	12,259
2025	11,274	—	92	11,366
Thereafter	9,437	—	—	9,437
Total	$59,266	$15,969	$4,097	$79,332

GEP HAYNESVILLE LLC AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
As of September 30, 2021 and December 31, 2020 and for the Three and Nine Months Ended September 30, 2021 and 2020

(a) Firm Transportation
In 2017, the Company entered into a firm transportation agreement with a downstream pipeline in order to facilitate the delivery of its natural gas production to market. This contract commits the Company to transport a minimum daily natural gas volume of 300,000 dekatherms per day for a period of time at a negotiated rate or pay for any deficiencies at a specified reservation fee rate. In 2018, the Company entered into a firm transportation agreement with a downstream pipeline that commits the Company to transport a minimum daily natural gas volume of 200,000 dekatherms per day for a period of time. In 2019, the Company entered into a precedent agreement with a downstream pipeline pursuant to which the Company will enter into a firm transportation agreement to transport a minimum daily natural gas volume of 100,000 dekatherms per day for a period of time if certain terms and conditions are met.
(b) Drilling Rigs
The Company has obligations under agreements for the service of four drilling rigs which expire in January 2022, March 2022, January 2023, and February 2023.
(c) Vehicles and Equipment
The Company leases vehicles to support its field operations in North Louisiana. In addition, the Company entered into master service agreements with providers of wellsite equipment requiring a minimum service period.
Other
The Company is party to natural gas delivery contracts with a five-year delivery period that commenced during the fourth quarter of 2020. Under the terms of the agreements, the Company is obligated to deliver 100,000 MMBtu per day and receives a market-based contract price. The Company may purchase third-party volumes to satisfy its commitment under the delivery contracts.
During the first quarter of 2020, the Company entered into a natural gas supply agreement pursuant to which the Company is obligated to sell 50,000 MMBtu per day and receives a market-based contract price for a five-year term commencing between November 1, 2021 and November 1, 2022 if certain terms and conditions are met.
During the third quarter of 2021, the Company entered into a natural gas supply agreement pursuant to which the Company is obligated to sell 50,000 MMBtu per day and receives a market-based contract price for a three-year term commencing November 1, 2022 if certain terms and conditions are met.
The Company is required to provide security to Ovintiv in order to cover any losses actually incurred by Ovintiv due to the Company failing to satisfy its plugging and abandonment obligations. The Company posted a $27.0 million surety bond in favor of Ovintiv on November 9, 2015. In connection with the Vine Asset Exchange, the Company reduced its security requirement with Ovintiv from $27.0 million to $14.8 million and assumed a security requirement with Shell Gulf of Mexico, Inc. for $12.5 million. The Company further reduced its security requirement with Ovintiv to $14.3 million in connection with the Comstock and Indigo Asset Exchanges. Lastly, the Company has $2.5 million of surety bonds with federal, state, and local government agencies. The Company was in compliance with its security obligations as of September 30, 2021.
(13)    Transactions with Affiliates and Related Parties
The majority equity owner of GeoSouthern Energy Corporation (“GeoSouthern”) holds an equity interest in Haynesville LP. GeoSouthern provides certain management and general and administrative support services to the Company in accordance with the terms of the Management Services Agreement (“MSA”) effective as of November 12, 2015. In consideration for such services, GeoSouthern is entitled to receive reimbursement of its actual general, administrative, and supervision costs; office expenses; salaries, wages, and benefits of GeoSouthern’s officers, directors, and employees; and other overhead expenses of a similar nature in the form of a management fee.

GEP HAYNESVILLE LLC AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
As of September 30, 2021 and December 31, 2020 and for the Three and Nine Months Ended September 30, 2021 and 2020

GeoSouthern’s management fee is capped at the lesser of allocated actual costs and the MSA budget amount plus tolerance as approved by the Company’s Board of Directors annually. For the three months ended September 30, 2021 and 2020, the Company incurred $3.1 million and $2.9 million, respectively, payable to GeoSouthern for management fees and $0.3 million and $0.7 million, respectively, payable to GeoSouthern for other expenses. These amounts were outstanding within accounts payable – related party as of the end of each period. For the nine months ended September 30, 2021 and 2020, the Company incurred $10.0 million and $10.5 million, respectively, for management fees and $0.5 million and $1.0 million, respectively, for other expenses. The management fees are classified as general and administrative expenses in the condensed consolidated statements of operations. These expenses may not fully reflect the expenses that would have been incurred by the Company had such services been provided by an unaffiliated company during the periods presented.
On August 31, 2021, GEP Haynesville II, LLC (“GEP II”) completed a joint venture transaction with South Mansfield E&P, LLC (“SMEP”), an affiliate of The Williams Companies, Inc., covering an area of mutual interest (“AMI”) in De Soto and Sabine Parishes, Louisiana prospective for the development of the Haynesville and Middle Bossier shale formations. The Company and GEP II have common equity ownership and are considered related parties. The Company provides certain field level operating and support services to GEP II pursuant to an Operating Services Agreement. Additionally, the Company entered into a non-competition agreement with GEP II and SMEP covering the AMI. As of September 30, 2021, the Company had a $1.2 million receivable from GEP II for operating services and other expenses presented within accounts receivable – related party on the condensed consolidated balance sheet.
(14)    Subsequent Events
On November 3, 2021, the Company entered into an Agreement and Plan of Merger with Southwestern Energy Company (“Southwestern”), Mustang Acquisition Company, LLC (“Merger Sub”) and GEPH Unitholder Rep, LLC, the (“Unitholder Representative”), (the “GEP Merger Agreement”). Pursuant to the terms of the GEP Merger Agreement, the Company will merge with and into Merger Sub, a subsidiary of Southwestern, with the Company surviving the merger (the “GEP Merger”). Under the terms and conditions of the GEP Merger Agreement, on the closing date, each issued and outstanding Series B Preferred Unit will be redeemed in full for an aggregate amount in cash equal to $1,165.0 million. The aggregate consideration to be paid to the holders of the Company’s Common Units in the transaction will consist of $160.0 million in cash and 99,337,748 shares of Southwestern common stock, which shares have an aggregate dollar value equal to $525.0 million based on the volume weighted average sales price as traded on the New York Stock Exchange of such shares calculated for the thirty trading day period ending on November 2, 2021. The cash consideration and stock consideration are subject to adjustment as provided in the GEP Merger Agreement. The transaction is expected to close on or around December 31, 2021, subject to customary closing conditions.
On November 3, 2021, the Company, the Unitholder Representative, Haynesville LP, and BXC entered into a letter agreement to, among other things, allocate the consideration to be received by Haynesville LP and BXC pursuant to the GEP Merger Agreement in respect of the Common Units and Series B Preferred Units and reimburse the Unitholder Representative for costs and expenses incurred serving as such under the GEP Merger Agreement.

On December 2, 2021, the Company entered into a Borrowing Base Deferral Agreement with JPMorgan Chase Bank, N.A. and the lenders party to the Revolving Credit Facility to postpone the borrowing base redetermination that was scheduled to occur on October 1, 2021 until February 1, 2022.

GEP HAYNESVILLE LLC AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
As of September 30, 2021 and December 31, 2020 and for the Three and Nine Months Ended September 30, 2021 and 2020

Subsequent to September 30, 2021, the Company entered into the following natural gas derivative contracts:

Contract Description	Production Period	Volume (MMBtu/d)	Weighted Average Price ($/MMBtu)

Natural Gas Swaps:
Swaps	January 2022 - March 2022	194,000	$5.45
Swaps	April 2022 - December 2022	212,109	$4.04

Natural Gas Collars:
Ceiling sold price (call)	January 2022 - March 2022	35,000	$6.80
Floor purchase price (put)	January 2022 - March 2022	35,000	$5.00

There are no other subsequent events that require adjustment to or disclosure in the condensed consolidated financial statements, except as listed above.